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                                                                     EXHIBIT 5.1



                                  May 30, 2001

Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas  75204

         Re: Registration Statement on Form S-8 of Affiliated Computer Services, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of the Company's Class A Common Stock (the "Common Stock") issuable pursuant to the Affiliated Computer Services, Inc. Savings Plan, the ACS Business Process Solutions Savings Plan, the ACS Shared Services Savings Plan, ACS Desktop Solutions, Inc. 401(k) Profit Sharing Plan, the ACS Defense, Inc. Profit Sharing and 401(k) Plan, and The 401(k) Savings Plan for ACS-GSG (collectively, the "Plans"), as well as an indeterminate amount of interests in the Plans (the "Plan Interests") to be offered or sold pursuant to the Plans. A Registration Statement on Form S-8 covering the Common Stock and the Plan Interests (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Company's Certificate of Incorporation, as amended, the Bylaws of the Company and a copy of the Plans. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, and limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Common Stock, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable. It is our further opinion that the Plan Interests, when issued according to the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ JACKSON WALKER L.L.P.